Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

Viad Corp Secures Additional Capital of up to $180 Million and Amends Credit Facility for Enhanced Financial Flexibility

∙Commitment secured from Crestview Partners through private placement of perpetual convertible preferred stock

∙ Credit facility amended to provide financial covenant relief until September 30, 2022

PHOENIX, August 5, 2020 — Viad Corp (NYSE: VVI) today reported that it has closed on an agreement with funds managed by private equity firm Crestview Partners for the private placement of up to $180 million of preferred stock, and an agreement with its lender group to enhance the Company's financial flexibility for the next eight fiscal quarters.

"Since the global COVID-19 pandemic began, we have taken proactive measures to ensure that Viad is sufficiently capitalized to withstand this downturn and emerge in a position of strength, with Pursuit poised to continue on its pre-COVID growth trajectory," commented Steve Moster, president and chief executive officer. "I am happy to report that we have secured additional capital of up to $180 million from Crestview and longer-term financial covenant relief on our existing credit facility until the end of the third quarter of 2022."

Moster continued, "We believe that the investment from Crestview and amended credit facility provide us with ample financial flexibility and strength to not only endure what may be a slow recovery within the event industry and a gradual return to normal levels of leisure travel, but also to capitalize on growth opportunities in the global travel and hospitality market through Pursuit's Refresh, Build, Buy strategy."

Crestview Partners has made an initial investment of $135 million in newly-issued perpetual convertible preferred stock that carries a 5.5% dividend, which is payable in cash or in"kind at the Company's option. The preferred stock is convertible into shares of Viad common stock at a conversion price of $21.25 per share, representing a premium of 42% to Viad's ten"trading day volume"weighted average price. The agreement also includes a delayed draw commitment of up to $45 million that Viad may access during the next 12 months at the same terms as the initial investment.

On an as-converted basis, Crestview owns approximately 23.7% of the pro forma common shares outstanding with its initial investment of $135 million. In connection with Crestview's investment, Crestview Partner and Head of Media, Brian Cassidy and Crestview Operating Executive, Kevin Rabbitt have joined Viad's Board of Directors, increasing the size of the board from seven to nine members.

Moster said, "Crestview is a valuable strategic partner for us, possessing strong industry knowledge and operating experience on both sides of our business. I look forward to working with Brian and Kevin and

- more -

- Page 2 -

the rest of the Board as we re-configure GES to be a leaner and more profitable business and continue to pursue new growth opportunities at Pursuit. We remain committed to closely managing cash flows and our businesses to maximize value for all shareholders."

Brian Cassidy from Crestview commented, "We are impressed by the leadership positions and competitive advantages of Viad's businesses and the management teams running them led by Steve Moster and David Barry, particularly during this very difficult period. Pursuit is on an exciting and accretive growth trajectory and has a clear path to global leadership in a growing market with high barriers to entry. GES is well positioned to take advantage of its leading position as in-person events return, to emerge as a more focused, and stronger platform for sustained growth and high free cash flow generation. Crestview's investment in Viad underscores our confidence in the long-term value inherent in businesses that leverage the enduring allure of unique travel experiences and the power of face-to-face events, and we look forward to being partners with management and the company for years to come."

The proceeds from Crestview's initial investment will be used to repay a portion of Viad's revolver borrowings, provide additional short-term liquidity, fund capital expenditures, and support general corporate purposes. On a pro forma basis, Viad's liquidity position at June 30, 2020 would have been approximately $340 million when factoring in the total $180 million investment commitment from Crestview and $17 million of proceeds received in July from the sale of a GES warehouse less fees and expenses related to the equity raise and credit facility amendment.

The terms of Viad's amended revolving credit facility provide for the waiver of existing leverage ratio and interest coverage tests until the third quarter of 2022. During the covenant waiver period, the Company is required to maintain minimum liquidity of $125 million with a step down to $100 million at December 31, 2020, the interest rate on borrowings under the revolver is equal to LIBOR plus 350 basis points, and Viad will be precluded from paying cash dividends. Additionally, a LIBOR floor of one percent will apply for the duration of the credit agreement. The amended credit agreement also allows Viad to make acquisitions under certain conditions.

The Company has filed a Form 8-K with the Securities and Exchange Commission containing additional information regarding the terms of the convertible preferred stock and related agreements, as well as the credit facility amendment. Although not required for the initial investment of $135 million made by Crestview, the Company will seek shareholder approval for the additional $45 million delayed draw commitment and certain other technical terms of the convertible preferred stock under applicable New York Stock Exchange rules. The Company's ability to access the additional $45 million delayed draw commitment is subject to, among other customary conditions, the receipt of Viad shareholder approval if necessary under applicable New York Stock Exchange rules.

Viad was represented in the transaction by Moelis & Company LLC as placement agent and Latham & Watkins LLP as legal advisor. Crestview was represented by Jefferies Group LLC and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal advisor.

Conference Call Details

Viad will host a conference call on Thursday, August 6, 2020, at 9:00 a.m. (Eastern Time) to review actions taken to bolster liquidity and financial flexibility, discuss second quarter 2020 results, and provide updates regarding the business. To join the live teleconference, please call (833) 513-0557 and enter the passcode 5064298 or access the webcast through our website. A replay will be available for a limited time at (800) 585-8367 or (416) 621-4642 and enter the passcode 5064298 or visit our website and link to a replay of the webcast.

- more -

- Page 3 -

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two businesses: Pursuit and GES. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, and Reykjavik, as well as new experiences in development in Las Vegas and Toronto. Pursuit's collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Our business strategy focuses on providing superior experiential services to our customers and sustainable returns on invested capital to our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

About Crestview Partners

Founded in 2004, Crestview Partners is a New York-based private equity firm focused on the middle market. Crestview manages funds with over $9 billion of aggregate capital commitments. The firm is led by a group of partners who have complementary experience and distinguished backgrounds in private equity, finance, operations and management. Crestview has senior investment professionals focused on sourcing and managing investments in each of the specialty areas of the firm: media, industrials and financial services. For more information: www.crestview.com.

Forward-Looking Statements

This press release contains a number of forward"looking statements. Words, and variations of words, such as "will," "may," "expect," "would," "could," "might," "intend," "plan," "believe," "estimate," "anticipate," "deliver," "seek," "aim," "potential," "target," "outlook," and similar expressions are intended to identify our forward"looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These forward"looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward"looking statements.

Important factors that could cause actual results to differ materially from those described in our forward" looking statements include, but are not limited to, the following:

∙the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;

∙the extent to which the COVID-19 pandemic will affect our ongoing business and the duration of those effects;

∙our ability to obtain shareholder approval of, and satisfy other conditions to, the delayed draw commitment, if applicable;

∙our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;

∙general economic uncertainty in key global markets and a worsening of global economic conditions;

∙our dependence on large exhibition event clients;

∙the importance of key members of our account teams to our business relationships;

∙the competitive nature of the industries in which we operate;

∙travel industry disruptions;

∙unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;

- more -

- Page 4 -

∙seasonality of our businesses;

∙transportation disruptions and increases in transportation costs;

∙natural disasters, weather conditions, and other catastrophic events;

∙our multi-employer pension plan funding obligations;

∙our exposure to labor cost increases and work stoppages related to unionized employees;

∙liabilities relating to prior and discontinued operations;

∙adverse effects of show rotation on our periodic results and operating margins;

∙our exposure to currency exchange rate fluctuations;

∙our exposure to cybersecurity attacks and threats;

∙compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;

∙the effects of the United Kingdom's exit from the European Union; and

∙changes affecting the London Inter-bank Offered Rate.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, "Risk Factors," of our most recent annual report on Form 10-K filed with the SEC and Item 1A, "Risk Factors," of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Additional Information and Where to Find It:

This communication relates to, among other things, the proposed transaction issuance of preferred stock by the Company pursuant to the definitive documents, which provides that the Company shall use reasonable best efforts to call and hold a special meeting of the stockholders of the Company, as promptly as reasonably practicable following the date hereof, to seek stockholder approval. In connection with the proposed transaction special meeting of stockholders to seek stockholder approval, the Company will file relevant materials with the Securities Exchange Commission, including the Company's proxy statement on Schedule 14A (the "Proxy Statement"). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the Securities Exchange Commission or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SECURITIES EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the Securities Exchange Commission's website, http://www.sec.gov, and the Company's website, www.Viad.com. In addition, the documents (when available) may be obtained free of charge by directing a request to ir@viad.com.

Participants in the Solicitation:

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in respect of the special meeting of stockholders. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company's 2020 annual meeting of stockholders, which was filed with the Securities Exchange Commission on April 3, 2020, and in other documents filed by the Company, including on behalf of such individuals, with the Securities Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the Securities Exchange Commission in respect of the proposed transaction when they become available.

- more -

 Contact

 Carrie Long

 Investor Relations

 (602) 207-2681

ir@viad.com